Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230004

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)(3)
2.800% Senior Notes due 2031	$600,000,000	100%	$600,000,000	$55,620.00

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Paid herewith.
(3)

This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Primerica, Inc.’s Registration Statement on Form S-3ASR (File No. 333-230004) in accordance with Rules 456(b) and 457(r).

PROSPECTUS SUPPLEMENT

(To prospectus dated March 1, 2019)

$600,000,000

Primerica, Inc.

2.800% Senior Notes due 2031

We are offering $600,000,000 aggregate principal amount of our 2.800% Senior Notes due 2031 (the “notes”). The notes will bear interest semi-annually in arrears at the rate of 2.800% per year. Interest on the notes is payable on May 19 and November 19 of each year, commencing on May 19, 2022. The notes will mature on November 19, 2031. We may redeem some or all of the notes at any time before maturity at the redemption prices discussed under “Description of the Notes — Optional Redemption” beginning on page S-16 of this prospectus supplement.

The notes will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with our existing and future unsecured and unsubordinated indebtedness. The notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks that are described in “Risk Factors” beginning on page S-9 of this prospectus supplement and in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	Price Per Note	Total
Public Offering Price	99.550%	$597,300,000	(1)
Underwriting Discount	0.650%	$3,900,000
Proceeds to Primerica, Inc. (before expenses)	98.900%	$593,400,000	(1)

(1)	Plus accrued interest from November 19, 2021, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange. There is currently no public market for the notes.

The underwriters expect to deliver the notes through the book-entry delivery system of The Depository Trust Company and its direct and indirect participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about November 19, 2021, which is the third business day following the date of this prospectus supplement. Purchasers of the notes should note that trading of the notes may be affected by this settlement date. See “Underwriting (Conflicts of Interest)” beginning on page S-26 of this prospectus supplement.

Joint Book-Running Managers

Wells Fargo Securities	Citigroup	J.P. Morgan

BNY Mellon Capital Markets, LLC	Goldman Sachs & Co. LLC	RBC Capital Markets	Scotiabank

The date of this prospectus supplement is November 16, 2021.

Prospectus Supplement

Prospectus

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any sale made hereunder shall under any circumstances imply that the information in this prospectus supplement is correct as of any date subsequent to the date on the cover of this prospectus supplement or that the information contained in the accompanying prospectus is correct as of any date subsequent to the date on the cover of the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated herein and therein by reference, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since then.

All references to “Primerica,” “we,” “us” and “our” refer to Primerica, Inc., a Delaware corporation, and its consolidated subsidiaries, except in “Description of the Notes” in this prospectus supplement and where it is clear from the context that the term means only the issuer, Primerica, Inc.

You should not consider any information in this prospectus or the accompanying prospectus supplement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus supplement and the accompanying prospectus are “forward-looking” statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries are also forward-looking statements. These forward-looking statements contained in this prospectus supplement are based upon information available to us on the date of this prospectus supplement. These forward-looking statements involve external risks and uncertainties, including, but not limited to, those described in “Risk Factors” in this prospectus supplement and elsewhere in this prospectus supplement, the accompanying prospectus, our reports filed from time to time with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team. All forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties include, among others:

•

our failure to continue to attract new recruits, retain sales representatives or license or maintain the licensing of sales representatives would materially adversely affect our business, financial condition and results of operations;

•	there are a number of laws and regulations that could apply to our distribution model, which could require us to modify our distribution structure;

•	there may be adverse tax, legal or financial consequences if the independent contractor status of sales representatives is overturned;

•	our or the independent sales representatives’ violation of, or non-compliance with, laws and regulations and related claims and proceedings could expose us to material liabilities;

•

any failure to protect the confidentiality of client information could adversely affect our reputation and have a material adverse effect on our business, financial condition and results of operations;

•	we may face significant losses if our actual experience differs from our expectations regarding mortality or persistency;

•	our insurance business is highly regulated, and statutory and regulatory changes may materially adversely affect our business, financial condition and results of operations;

•

a decline in the regulatory capital ratios of our insurance subsidiaries could result in increased scrutiny by insurance regulators and ratings agencies and have a material adverse effect on our business, financial condition and results of operations;

•	a significant ratings downgrade by a ratings organization could materially adversely affect our business, financial condition and results of operations;

•

the failure by any of our reinsurers or reserve financing counterparties to perform its obligations to us could have a material adverse effect on our business, financial condition and results of operations;

•

our Investment and Savings Products segment is heavily dependent on mutual fund and annuity products offered by a relatively small number of companies, and, if these products fail to remain competitive with other investment options or we lose our relationship with one or more of these companies, our business, financial condition and results of operations may be materially adversely affected;

•	our or the securities-licensed sales representatives’ violations of, or non-compliance with, laws and regulations could expose us to material liabilities;

•

if heightened standards of conduct or more stringent licensing requirements, such as those adopted by the SEC and those proposed or adopted by the U.S. Department of Labor, state legislatures or regulators or Canadian securities regulators, are imposed on us or the sales representatives, or selling compensation is reduced as a result of new legislation or regulations, it could have a material adverse effect on our business, financial condition and results of operations;

•

if our suitability policies and procedures, or our policies and procedures for compliance with federal or state regulations governing standards of care, were deemed inadequate, it could have a material adverse effect on our business, financial condition and results of operations;

•	non-compliance with applicable regulations could lead to revocation of our subsidiary’s status as a non-bank custodian;

•	licensing requirements will impact the size of the mortgage loan sales force;

•

our U.S. mortgage distribution business is highly regulated and subject to various federal and state laws, changes in which could affect the cost or our ability to distribute our products and could materially adversely affect our business, financial condition and results of operations;

•	the effects of economic down cycles could materially adversely affect our business, financial condition and results of operations;

•

major public health pandemics, epidemics or outbreaks, specifically, the novel coronavirus COVID-19 pandemic, or other catastrophic events, could materially adversely impact our business, financial condition and results of operations;

•	in the event of a disaster, our business continuity plan may not be sufficient, which could have a material adverse effect on our business, financial condition and results of operations;

•

if one of our, or a third-party partner’s, significant information technology systems fails, if its security is compromised, or if the Internet becomes disabled or unavailable, our business, financial condition and results of operations may be materially adversely affected;

•	the current legislative and regulatory climate with regard to cybersecurity may adversely affect our business, financial condition, and results of operations;

•

credit deterioration in, and the effects of interest rate fluctuations and changes to benchmark reference interest rates on, our invested asset portfolio and other assets that are subject to changes in credit quality and interest rates could materially adversely affect our business, financial condition and results of operations;

•

valuation of our investments and the determination of expected credit losses when the fair value of our available-for-sale invested assets is below amortized costs are both based on estimates that may prove to be incorrect;

•	changes in accounting standards can be difficult to predict and could adversely impact how we record and report our financial condition and results of operations;

•

the inability of our subsidiaries to pay dividends or make distributions or other payments to us in sufficient amounts would impede our ability to meet our obligations and return capital to our stockholders;

•

we are subject to various federal, state and provincial laws and regulations in the United States and Canada, changes in which or violations of which may require us to alter our business practices and could materially adversely affect our business, financial condition and results of operations;

•	the current legislative and regulatory climate with regard to financial services may adversely affect our business, financial condition, and results of operations;

•	litigation and regulatory investigations and actions may result in financial losses and harm our reputation;

•	a significant change in the competitive environment in which we operate could negatively affect our ability to maintain or increase our market share and profitability;

•	the loss of key employees could negatively affect our financial results and impair our ability to implement our business strategy;

•	we may be materially adversely affected by currency fluctuations in the United States dollar versus the Canadian dollar;

•

any acquisition of, or investment in, businesses that we may undertake that do not perform as we expect or that is difficult for us to integrate could materially adversely impact our business, financial condition and results of operations;

•

due to our very limited history with e-TeleQuote Insurance, Inc., a senior health insurance distributor of Medicare-related insurance policies which we acquired on July 1, 2021 (“e-TeleQuote”), we cannot be certain that its business strategy will be successful or that we will successfully address the risks below or any risks not known to us that may become material;

•

a failure by e-TeleQuote to comply with the requirements of the United States government’s Centers for Medicare and Medicaid Services and those of its carrier partners may harm e-TeleQuote’s business which could have a material adverse effect on our business, financial condition and results of operations;

•

legislative or regulatory changes to Medicare Advantage or changes to the implementing guidance by the Centers for Medicare and Medicaid Services may harm e-TeleQuote’s business which could have a material adverse effect on our business, financial condition and results of operations;

•

e-TeleQuote’s inability to acquire or generate leads on commercially viable terms, convert leads to sales or if customer policyholder retention is lower than assumed, any of which could adversely impact our business;

•	e-TeleQuote’s inability to enroll individuals during the Medicare annual election period may harm its business which could adversely impact our business, financial condition and results of operations;

•

the loss of a key carrier, or the modification of commission rates or underwriting practices with a key carrier partner could harm e-TeleQuote’s business which could adversely impact our business, financial condition and results of operations;

•

if e-TeleQuote’s business is subject to cyber-attacks, security breaches or otherwise unable to safeguard the security and privacy of confidential data, including personal health information, its business may be harmed which could have a material adverse effect on our business, financial condition and results of operations;

•	the structural subordination of the notes to all liabilities of our subsidiaries;

•	our ability to issue additional notes; and

•	restrictions on the ability of our subsidiaries to pay dividends or make distributions or other payments to us in sufficient amounts to enable us to meet our obligations in respect of the notes.

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Developments in any of these areas could cause actual results to differ materially from those anticipated or projected.

We caution you that the foregoing list of risks and uncertainties may not contain all of the risks and uncertainties that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement and the accompanying prospectus may not in fact occur. Accordingly, you should not place undue reliance on these statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompany prospectus. It does not contain all the information you should consider before purchasing the notes. You should read in their entirety this prospectus supplement, the accompanying prospectus and any other offering materials, together with the additional information described under “Where You Can Find More Information” beginning on page S-31 of this prospectus supplement and page 24 of the accompanying prospectus.

Primerica, Inc.

We are a leading provider of financial products to middle-income households in the United States and Canada with 130,023 licensed sales representatives as of September 30, 2021. These independent licensed representatives assist our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities, managed investments and other financial products, which we distribute primarily on behalf of third parties. We insured over 5.5 million lives, had approximately 2.7 million client investment accounts, and had approximately 26,000 sales representatives licensed to distribute mutual funds in the United States (including Puerto Rico) and Canada, as of September 30, 2021. Our business model uniquely positions us to reach underserved middle-income consumers in a cost-effective manner and has proven itself in both favorable and challenging economic environments.

Our mission is to serve middle-income families by helping them make informed financial decisions and providing them with a strategy and tools to gain financial independence. Our distribution model is designed to:

•

Address our clients’ financial needs. Licensed sales representatives primarily use our proprietary financial needs analysis tool and an educational approach to demonstrate how our product offerings can provide financial protection for our clients’ families, save for their retirement and other needs, and manage their debt. Typically, our clients are the friends, family members and personal acquaintances of sales representatives. Meetings are generally held in informal, face-to-face settings either in person or through remote communication tools, usually while clients are in their homes.

•

Provide a business opportunity. We provide an entrepreneurial business opportunity for individuals to distribute financial products. Low entry fees, as well as the ability to select their own schedules and time commitments, allow sales representatives to supplement their income by starting their own independent businesses without leaving their current jobs. Our unique compensation structure, technology, sales support and back-office processing are designed to enable sales representatives to successfully grow their independent businesses.

We believe there is significant opportunity to meet the increasing array of financial services needs of our clients. We intend to leverage the sales force to meet such client needs, which will drive long-term value for all of our stakeholders. Our strategy is organized across four primary areas:

•	maximizing sales force growth, leadership and productivity;

•	broadening and strengthening our protection product portfolio;

•	providing offerings that enhance our Investment and Savings Products business; and

•	developing digital capabilities to deepen our client relationships.

Our principal executive offices are located at 1 Primerica Parkway, Duluth, Georgia 30099, and our telephone number is (770) 381-1000. Our website address is www.primerica.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus supplement or the accompanying prospectus, and you should not consider the contents of our website in making an investment decision with respect to the notes.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, you should carefully read “Description of the Notes” beginning on page S-14 of this prospectus supplement.

Issuer	Primerica, Inc.

Securities Offered	$600,000,000 aggregate principal amount of 2.800% notes due 2031.

Interest	The notes will bear interest at the rate of 2.800% per annum, payable semi-annually in arrears on May 19 and November 19, commencing on May 19, 2022. See “Description of the Notes — General” beginning on page S-14 of this prospectus supplement.

Ranking	The notes will be our direct, senior unsecured and unsubordinated obligations, ranking equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and will rank senior in right of payment to all of our future subordinated indebtedness. The notes will be effectively junior to any secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will also be effectively junior to all of the liabilities of our subsidiaries.

As of September 30, 2021, we had $500.0 million of unsubordinated indebtedness outstanding, excluding our unsubordinated guarantee of a promissory note with an aggregate principal amount of $15.0 million issued by one of our subsidiaries to fund part of the purchase price of our acquisition of e-TeleQuote in July 2021, which note is only subordinated to certain senior debt of such subsidiary (the “Seller Note”). We currently have no secured debt (or subordinated debt). As of September 30, 2021, our subsidiaries had approximately $10.52 billion of liabilities (excluding intercompany liabilities and separate account liabilities for which there is an offsetting dedicated asset). See “Description of the Notes — Ranking” beginning on page S-15 of this prospectus supplement.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $591,997,729, after deducting expenses and the underwriting discount. We intend to use the net proceeds from the sale of the notes:

•	to redeem our 4.750% senior unsecured notes that are due July 15, 2022 (the “2022 Notes”), of which $375.0 million aggregate principal amount was outstanding at September 30, 2021;

•	to repay approximately $125.0 million of borrowings outstanding under our revolving credit facility as of September 30, 2021; and

•	to the extent of any remaining proceeds, for general corporate purposes, which may include share repurchases.

The outstanding borrowings under our revolving credit facility bear interest at a current rate of 1.2120%. Our revolving credit facility matures on June 22, 2026. We used the proceeds of such borrowings to fund a portion of the purchase price of our acquisition of e-TeleQuote in July 2021.

See “Use of Proceeds” beginning on page S-12 of this prospectus supplement.

Optional Redemption	Prior to August 19, 2031 (the date that is three months prior to the maturity date, the “Par Call Date”), we may, at our option, redeem some or all of the notes at any time and from time to time at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption and assuming that the notes matured on the Par Call Date), discounted to the redemption date on a semiannual basis at the Treasury Rate (as defined in “Description of the Notes — Optional Redemption” beginning on page S-16 of this prospectus supplement) plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

On or after August 19, 2031, we may, at our option, redeem the notes, at any time and from time to time at a redemption price equal to 100% of the principal amount of such notes redeemed, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

See “Description of the Notes — Optional Redemption” beginning on page S-16 of this prospectus supplement.

Certain Covenants	The notes will be issued under an indenture containing covenants that, among other things, restrict our ability to:

•	create or incur any indebtedness that is secured by a lien on the capital stock of certain of our subsidiaries; and

•	merge, consolidate or sell all or substantially all of our properties and assets.

These covenants are subject to a number of important exceptions and qualifications as described under “Description of the Notes — Limitation on Liens” and “Description of the Notes — Consolidation, Merger, Sale of Assets and Other Transactions” beginning on pages S-15 and S-16, respectively, of this prospectus supplement.

Trustee	Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association

Governing Law	State of New York

Conflicts of Interest	Certain of the underwriters or their affiliates may be holders of a portion of the 2022 Notes. In addition, Wells Fargo Securities, LLC serves as the sole lead arranger and sole bookrunner, and an affiliate of Wells Fargo Securities, LLC serves as the administrative agent and a lender, under our revolving credit facility. As a result of our intention to use the net proceeds from this offering to redeem the 2022 Notes and repay the borrowings outstanding under our revolving credit facility, at least 5% of the net proceeds of this offering will be directed to one or more of the underwriters or their affiliates in their capacities as holders, arrangers, lenders or agents. The receipt of at least 5% of the net proceeds of this offering by any underwriter or its affiliates would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are expected to be investment-grade rated. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)” beginning on pages S-12 and S-26, respectively, of this prospectus supplement.

Summary Financial and Operating Data

We have provided the following summary historical financial and operating data for your reference. We have derived the summary financial data for each of the years ended December 31, 2018 through December 31, 2020, from our audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus, and we have derived the summary financial data for each of the nine months ended September 30, 2020 and September 30, 2021 from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary financial information for each of the nine months ended September 30, 2020 and September 30, 2021 includes all adjustments (consisting of normal recurring items) which are, in our opinion, necessary for a fair presentation of our financial position as of such dates and results of operations for such periods. The results of operations for the nine months ended September 30, 2021 are not necessarily indicative of the results for our full year ending December 31, 2021.

This summary financial and operating data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are incorporated by reference into this prospectus supplement and the accompany prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
(Dollars in thousands)
Statements of Income Data
Revenues:
Direct premiums	$2,327,804	$2,156,331	$2,907,149	$2,753,866	$2,667,104
Ceded premiums	(1,211,117)	(1,183,090)	(1,580,766)	(1,569,729)	(1,581,164)

Net premiums	1,116,687	973,241	1,326,383	1,184,137	1,085,940
Commissions and fees	754,529	547,159	751,271	713,804	677,607
Net investment income	60,588	61,083	83,814	94,073	81,430
Realized investment gains (losses)	3,876	(7,645)	(4,996)	4,965	(2,121)
Other, net	49,958	45,375	61,069	55,525	56,987

Total revenues	1,985,638	1,619,213	2,217,541	2,052,504	1,899,843
Benefits and Expenses:
Benefits and claims	535,561	434,625	615,569	493,820	457,583
Amortization of deferred policy acquisition costs	182,604	170,979	224,321	254,552	239,730
Sales commissions	382,465	274,049	376,636	357,198	335,384
Insurance expenses	149,246	138,572	188,117	178,817	168,156
Insurance commissions	25,990	22,871	32,134	25,051	24,490
Contract acquisition costs	23,524	N/A	N/A	N/A	N/A
Interest expense	21,814	21,614	28,839	28,811	28,809
Other operating expenses	219,559	181,413	245,195	237,144	229,607

Total benefits and expenses	1,540,763	1,244,123	1,710,811	1,575,393	1,483,759

Income before income taxes	444,875	375,090	506,730	477,111	416,084
Income taxes	107,403	89,010	120,566	110,720	91,990

Net Income (loss)	337,472	286,080	386,164	366,391	324,094

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
(Dollars in thousands)
Net income (loss) attributable to noncontrolling interests	(1,017)	—	—	—	—

Net income (loss) attributable to Primerica, Inc.	$338,489	$286,080	$386,164	$366,391	$324,094

Segment Data
Revenues:
Term Life Insurance	$1,167,016	$1,013,778	$1,382,770	$1,227,231	$1,123,200
Investment and Savings Products	694,770	525,551	718,867	691,608	655,076
Senior Health	22,936	N/A	N/A	N/A	N/A
Corporate and Other Distributed Products	100,916	79,884	115,904	133,665	121,567
Segment income (loss) before income taxes:
Term Life Insurance	$312,603	$283,110	$372,551	$320,093	$281,904
Investment and Savings Products	203,885	145,931	202,644	191,812	173,912
Senior Health	(8,490)	N/A	N/A	N/A	N/A
Corporate and Other Distributed Products	(63,123)	(53,951)	(68,465)	(34,794)	(39,732)
Operating Data
Number of new recruits	275,802	319,746	400,345	282,207	290,886
Number of new life-licensed independent sales representatives	30,326	35,987	48,106	44,739	48,041
Average number of life-licensed independent sales representatives	131,834	132,275	133,302	130,370	128,977
Number of life-licensed sales representatives, end of period	130,023	136,306	134,907	130,522	130,736
Number of term life insurance policies issued	248,652	265,561	352,868	287,809	301,589
Client asset values, end of period (in millions)	$91,766	$72,606	$81,533	$70,537	$57,704
Number of Senior Health approved policies	18,276	N/A	N/A	N/A	N/A

	As of September 30,
	2021	2020
	(In thousands)
Balance Sheet Data
Investments	$4,106,907	$3,854,747
Cash and cash equivalents	325,578	330,877
Reinsurance recoverables	4,278,322	4,229,088
Deferred policy acquisition costs, net	2,877,921	2,532,409
Goodwill	224,180	—
Intangibles	204,550	45,275
Total assets	15,816,135	14,300,530
Future policy benefits	7,057,599	6,664,061
Notes payable(1)	389,702	374,320
Surplus note	1,375,559	1,323,146
Other debt obligations	125,000	—
Total liabilities	13,709,562	12,580,084
Total temporary equity	7,631	—
Total permanent equity	2,098,942	1,720,446

(1)	Notes payable as of September 30, 2021 are short-term, which consist of $374.7 million of 2022 Notes and $15.0 million of a Seller Note due within 1 year.

RISK FACTORS

An investment in the notes involves certain risks. In considering whether to invest in the notes, you should carefully consider all of the information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, before deciding whether to invest in the notes, you should carefully consider the risk factors described below and the discussion of risks contained in the our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus. If any of these risks actually materializes, our business, financial condition and results of operations could be materially adversely affected. As a result, you could lose part or all of your investment in the notes.

Risk Factors Relating to the Notes

The notes are unsecured and structurally subordinated to all liabilities of our subsidiaries.

The notes are unsecured. Holders of any secured indebtedness will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding.

The notes are structurally subordinated to all liabilities of our subsidiaries. None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Accordingly, our right to receive assets from any of our subsidiaries upon its bankruptcy, liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors.

There is no limit on our ability to issue additional notes.

Under the terms of the indenture under which the notes will be issued, we may from time to time without notice to, or the consent of, the holders of the notes issue additional notes identical to the notes in all respects (except for the issue date, issue price and, in some cases, the first interest payment date) so that the new notes may be consolidated and form a single series with the notes.

Restrictions on the ability of our subsidiaries to pay dividends or make distributions or other payments to us in sufficient amounts, including due to bankruptcy or insolvency, could impede our ability to meet our obligations in respect of the notes.

We are a holding company, and we have no significant operations. Our primary asset is the capital stock of our subsidiaries and, following this offering and the use of proceeds of this offering to redeem the 2022 Notes as described in “Use of Proceeds,” our primary liability will be the notes. We will rely primarily on dividends and other payments from our subsidiaries to, among other things, make payments of interest, principal and premium, if any, on the notes. The ability of our subsidiaries to pay dividends to us depends on their earnings, covenants contained in existing and future financing or other agreements and on regulatory restrictions. The ability of our insurance subsidiaries to pay dividends will further depend on their statutory income and surplus. If the cash we receive from our subsidiaries pursuant to dividend payments and tax sharing arrangements is insufficient for us to make payments of interest, principal and premium, if any, on the notes, or if a subsidiary is unable to pay dividends to us, we may be required to raise cash through the incurrence of additional debt, the issuance of equity or the sale of assets. However, given the historic volatility in the capital markets, there is no assurance that we would be able to raise cash by these means.

The payment of dividends and other distributions to us by our insurance subsidiaries is regulated by insurance laws and regulations. The jurisdictions in which our insurance subsidiaries are domiciled impose certain restrictions on their ability to pay dividends to us. In the United States, these restrictions are based, in part, on the prior year’s statutory income and surplus. In general, dividends up to specified levels are considered ordinary and may be paid without prior approval. Dividends in larger amounts are subject to approval by the insurance commissioner of the state of domicile. For example, in Tennessee, Primerica Life Insurance Company, our principal life insurance company (“Primerica Life”), is restricted as to the amount of dividends that it may pay to us within a 12-consecutive month period without regulatory approval. Primerica Life’s statutory ordinary dividend capacity is based on the greater of: (i) the previous year’s statutory net gain from operations (excluding pro rata distributions of any class of the insurer’s own securities); or (ii) 10% of its previous year-end statutory surplus (net of capital stock). Dividends that, together with the amount of other distributions or dividends made within the preceding 12 months, exceed this statutory limitation are referred to as extraordinary dividends. Extraordinary dividends require advance notice to the Tennessee Department of Commerce and Insurance (“DOCI”), and are subject to potential disapproval. Dividends paid from other than statutory unassigned surplus require approval of the commissioner of the Tennessee DOCI. As of January 1, 2021, the amount of dividends Primerica Life could pay from statutory unassigned surplus without prior approval of the commissioner of the Tennessee DOCI was $152.4 million, which is prescribed by the amount of statutory unassigned surplus on that date. In Canada, dividends can be paid, subject to the paying insurance company continuing to meet the regulatory requirements for capital adequacy and liquidity and upon 15 days’ minimum notice to the Office of the Superintendent of Financial Institutions Canada.

More stringent restrictions could be adopted from time to time by jurisdictions in which our insurance subsidiaries are domiciled, and such restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to us by our subsidiaries without prior approval by regulatory authorities. In addition, in the future, we may become subject to debt covenants or other agreements that limit our ability to pay dividends. The ability of our insurance subsidiaries to pay dividends to us is also limited by our need to maintain the financial strength ratings assigned to us by the ratings agencies.

If any of our subsidiaries were to become insolvent, liquidate or otherwise reorganize, we, as sole stockholder, will have no right to proceed against the assets of that subsidiary. Furthermore, with respect to our insurance subsidiaries, we, as sole stockholder, will have no right to cause the liquidation, bankruptcy or winding-up of the subsidiary under the applicable liquidation, bankruptcy or winding-up laws, although, in Canada, we could apply for permission to cause liquidation. The applicable insurance laws of the jurisdictions in which each of our insurance subsidiaries is domiciled would govern any proceedings relating to that subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors of the subsidiary and policyholders (if an insurance subsidiary) would be entitled to payment in full from the subsidiary’s assets before we, as the sole stockholder, would be entitled to receive any distribution from the subsidiary.

If the ability of our insurance or non-insurance subsidiaries to pay dividends or make other distributions or payments to us is materially restricted by regulatory requirements, bankruptcy or insolvency, or the desire to maintain their financial strength ratings, or is limited due to operating results or other factors, it could materially adversely affect our ability to make payments of interest, principal and premium, if any, on the notes.

Optional redemption may adversely affect your return on the notes.

We may redeem all or a portion of the notes prior to maturity. See “Description of the Notes — Optional Redemption”. If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

The notes have no prior public market, and there is no assurance that any public market will develop or be sustained after the offering.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. There is no assurance that an active trading market for the notes will develop, be maintained or be liquid. If an active trading market for the notes does not develop, is not maintained or is not liquid, the market price of the notes may be adversely affected.

No assurance is made as to the market price for the notes.

If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

•	the number of potential buyers of the notes;

•	the level of liquidity of the notes;

•	our financial performance;

•	the amount of total indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates and credit spreads generally;

•	the market for similar securities;

•	the repayment and redemption features of the notes; and

•	the time remaining until your notes mature.

As a result of these and other factors, you may be able to sell your notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.

Current global financial conditions could adversely affect the availability of new financing.

Current global financial conditions have been characterized by increased market volatility due in part to the impact of the COVID-19 pandemic. Continued volatility in the capital and credit markets, which impacts interest rates, currency exchange rates, and the availability of credit, could adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us or have a material adverse effect on our business, financial condition and results of operations.

Ratings of our unsecured debt, including the notes, could be lowered or withdrawn in the future.

We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the price or liquidity of the notes. Any disclosure of our credit ratings in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are not part of this prospectus supplement or the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds of the offering, after deducting expenses and the underwriting discount, will be approximately $591,997,729. We intend to use the net proceeds of the offering as follows:

•	to redeem our 4.750% unsecured senior notes due July 15, 2022, of which $375.0 million aggregate principal amount was outstanding at September 30, 2021;

•	to repay approximately $125.0 million of borrowings outstanding under our revolving credit facility as of September 30, 2021; and

•	to the extent of any remaining proceeds, for general corporate purposes, which may include share repurchases.

The outstanding borrowings under our revolving credit facility bear interest at a current rate of 1.2120%. Our revolving credit facility matures on June 22, 2026. We used the proceeds of such borrowings to fund a portion of the purchase price of our acquisition of e-TeleQuote in July 2021.

Certain of the underwriters or their affiliates may be holders of a portion of the 2022 Notes. In addition, Wells Fargo Securities, LLC serves as the sole lead arranger and sole bookrunner, and an affiliate of Wells Fargo Securities, LLC serves as the administrative agent and a lender, under our revolving credit facility. As a result of our intention to use the net proceeds from this offering to redeem the 2022 Notes and repay the borrowings outstanding under our revolving credit facility, at least 5% of the net proceeds of this offering will be directed to one or more of the underwriters or their affiliates in their capacities as holders, arrangers, lenders or agents. The receipt of at least 5% of the net proceeds of this offering by any underwriter or its affiliates would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are expected to be investment grade rated. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our unaudited capitalization as of September 30, 2021: (i) on an actual basis; and (ii) on an as adjusted basis to give effect to the consummation of this offering and the use of proceeds thereof to redeem our 4.750% unsecured senior notes due July 15, 2022, of which $375.0 million aggregate principal amount was outstanding as of September 30, 2021, and to repay approximately $125.0 million of borrowings outstanding under our revolving credit facility as of September 30, 2021.

This table should be read in conjunction with “Summary — Summary Financial and Operating Data” and our consolidated financial statements and related notes incorporated by reference into this prospectus and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2021
	Actual	As Adjusted
(In thousands)
Cash and cash equivalents	$325,578	$400,989

Debt:
2022 Notes due 2022	$374,702	$—
Seller Note due 2022	15,000	15,000
Revolving credit facility	125,000	—
Notes offered hereby	—	600,000
Temporary Stockholders’ Equity:
Redeemable noncontrolling interests in consolidated entities	7,631	7,631
Permanent Stockholders’ Equity:
Equity attributable to Primerica, Inc.:
Common stock, par value $0.01 per share. Authorized — 500,000 shares; issued and outstanding — 39,471 shares	395	395
Paid-in capital	17,454	17,454
Retained earnings	1,988,324	1,988,324
Accumulated other comprehensive income	92,769	92,769

Total Permanent Stockholders’ Equity	2,098,942	2,098,942
Total Temporary and Permanent Stockholders’ Equity	2,106,573	2,106,573

Total Capitalization	$2,621,275	$2,721,573

DESCRIPTION OF THE NOTES

The notes will be issued under the indenture, dated as of July 16, 2012 (the “base indenture”), between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “trustee”), as supplemented by a second supplemental indenture, to be dated as of November 19, 2021 (the “supplemental indenture” and, together with the base indenture, the “indenture”). The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it defines your rights. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The base indenture has been filed as an exhibit to the registration statement (No. 333-230004) of which this prospectus supplement and the accompanying prospectus form a part, and the supplemental indenture will be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company with the SEC within four business days of the closing of this offering, which will be automatically incorporated by reference into such registration statement. You can find definitions of certain capitalized terms relating to the notes as used in the indenture in this section.

The following description of the terms of the notes offered by this prospectus supplement supplements the description of the general terms and provisions of the notes set forth in the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the notes. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth in the accompanying prospectus, which describes certain general terms and provisions of the debt securities that may be issued under the indenture from time to time. In the event of any inconsistency between the terms of the notes contained in this prospectus supplement and in the section entitled “Description of Debt Securities” in the accompanying prospectus, the terms contained in this prospectus supplement will control with respect to the notes.

As used in this section, the terms “the Company,” “us,” “we” and “our” mean Primerica, Inc. or any successor obligor and do not include any of its subsidiaries.

General

We will initially issue $600,000,000 aggregate principal amount of the notes. The notes will mature on November 19, 2031.

The notes will be issued as a series of senior debt securities under the base indenture referred to above. The base indenture does not limit the amount of other debt that we may incur. We may, without the consent of the holders of the notes, issue additional notes which will be part of the same series as the notes offered hereby and which will have the same interest rate and other terms (except for the issue date, issue price and, in some cases, the first interest payment date), as described in this prospectus supplement and the accompanying prospectus; provided that any additional notes will not be issued with the same CUSIP number as the notes offered hereby unless such additional notes are fungible with the notes offered hereby for U.S. federal income tax purposes.

The notes will bear interest from November 19, 2021 at the per year rate of 2.800%, payable semiannually in arrears on May 19 and November 19 of each year, beginning on May 19, 2022, to holders of record at the close of business on the May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months.

The notes will not have the benefit of a sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay the notes.

The notes will be issued in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will be payable as to interest, principal and premium, if any, at the office or agency of ours maintained for such purpose within New York City or, at our option, by wire transfer of immediately available funds. See the section entitled “Book-Entry Settlement and Clearance” in this prospectus supplement. Until otherwise designated by us, our office or agency in New York City will be the office of the trustee maintained for such purpose. The trustee shall initially be the registrar and paying agent for the notes.

The indenture does not contain any covenant or provision that affords holders of the notes protection in the event that we enter into a highly leveraged transaction in connection with which we borrow a substantial amount of money. Holders of the notes offered hereby would not have any right to require us to repurchase the notes in the event that the credit rating of the notes declined as a result of our involvement in a takeover, recapitalization, similar restructuring or otherwise.

Ranking

The notes will be our direct, senior unsecured and unsubordinated obligations and will:

•	rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness;

•	rank senior in right of payment to all of our existing and future subordinated indebtedness; and

•	be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of our subsidiaries.

Our subsidiaries will not be obligated under, or provide any guarantees with respect to, the notes. The indenture does not limit the ability of our subsidiaries to incur debt in the future. Our right to participate in the assets of any subsidiary (and thus the ability of holders of the notes to benefit indirectly from such assets) is generally subject to the prior claims of creditors, including policyholders and trade creditors, of that subsidiary. Accordingly, the notes will be structurally subordinated to creditors, including policyholders and trade creditors, of our subsidiaries with respect to the assets of the subsidiaries. In addition, our insurance subsidiaries are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to make payments on our obligations, including the notes.

The notes will not be secured by any collateral. The notes and the indenture limit our ability to incur specified secured debt without equally and ratably securing the notes although these limitations are subject to significant exceptions. See the section entitled “— Limitation on Liens.” The notes and the indenture do not restrict us from incurring additional unsecured debt. The notes and the indenture do not restrict our subsidiaries from incurring additional secured and unsecured debt. In the event we were to issue secured indebtedness, holders of any secured indebtedness would have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness, in the event of any bankruptcy, liquidation or similar proceeding.

Other than the 2022 Notes, which we intend to redeem with the net proceeds from this offering, we had $500.0 million of unsecured indebtedness that would rank equally in right of payment with the notes as of September 30, 2021, excluding our unsubordinated guarantee of the Seller Note. Our subsidiaries had approximately $10.52 billion of liabilities (excluding intercompany liabilities and separate account liabilities for which there is an offsetting dedicated asset) as of September 30, 2021.

Limitation on Liens

The indenture provides that, so long as any notes are outstanding, neither we nor any of our subsidiaries will create, assume, incur or guarantee any indebtedness for money borrowed which is secured by any pledge of, lien on or security interest in any capital stock of our Designated Subsidiaries (as defined below), other than as described below.

However, this restriction will not apply if all of the notes then outstanding and, at our option, any other senior indebtedness ranking equally with the notes, are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

This limitation does not apply to debt secured by a pledge of, lien on or security interest in any shares of stock of any subsidiary at the time it becomes a Designated Subsidiary that was not incurred in anticipation of such subsidiary becoming a Designated Subsidiary, including any renewals or extensions of such secured debt.

“Designated Subsidiary” means any subsidiary of ours, the consolidated total assets of which represent at least 15% of our total consolidated assets computed in accordance with generally accepted accounting principles.

Consolidation, Merger, Sale of Assets and Other Transactions

The indenture provides that we may not (i) merge with or into or consolidate with another person or (ii) sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any other person other than a direct or indirect wholly owned subsidiary of ours, unless:

(1)

we shall be the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume by supplemental indenture all of our obligations under the notes and the indenture;

(2)	immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing; and

(3)	we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that the supplemental indenture, if any, complies with the indenture.

Upon any such transaction, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture and the notes, and thereafter, except in the case of a lease, then we shall be relieved of all obligations and covenants under the indenture and the notes.

Optional Redemption

Prior to the Par Call Date (as defined below), we may, at our option, redeem the notes, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption and assuming that the notes matured on the Par Call Date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued interest thereon to the date of redemption. We refer to the foregoing redemption price as the “make-whole” price.

On or after the Par Call Date, we may, at our option, redeem the notes, at any time and from time to time at a redemption price equal to 100% of the principal amount of such notes redeemed, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

“Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the week immediately preceding the date of calculation, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week immediately preceding the date of calculation or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes (assuming for these purposes that the notes matured on the Par Call Date).

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Par Call Date” means August 19, 2031 (the date that is three months prior to the maturity of the notes).

“Reference Treasury Dealer” means Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC or their affiliates and their successors and one other nationally recognized investment banking firm that is a primary U.S. government securities dealer in New York City (each, a “Primary Treasury Dealer”) appointed by us. If any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

Notice of any redemption will be mailed not less than 15 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

If fewer than all of the notes are to be redeemed, the trustee will select, not more than 10 days prior to the redemption date, the particular notes or the portions thereof for redemption from the outstanding notes not previously called by such method as the trustee deems fair and appropriate.

Reports to the Trustee

So long as the notes are outstanding, we will file with the trustee all reports and other information and documents, if any, that we are required to file pursuant to the Trust Indenture Act of 1939.

Events of Default, Notice and Waiver

For purposes of the notes, each of the following will be an event of default (each, an “Event of Default”):

•	our failure to pay any interest on the notes when due and payable, continued unremedied for 30 days;

•	our failure to pay principal (and premium, if any) on the notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•

our failure to observe or perform any other of our covenants or agreements with respect to the notes for 90 days after written notice is given to us of such failure by the trustee or to us and the trustee by holders of at least 25% or more in aggregate principal amount of the notes then outstanding;

•

certain defaults with respect to our debt (other than the notes or non-recourse debt) in any aggregate principal amount in excess of $100,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt, if such acceleration is not rescinded or annulled within 30 days after written notice provided in accordance with the indenture; and

•	certain events of bankruptcy, insolvency or reorganization involving us.

If an Event of Default with respect to the notes shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of the notes outstanding may declare, by written notice as provided in the indenture, the principal amount of the notes outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration is declared, but before a judgment or decree based on acceleration is obtained, under certain circumstances such declaration of acceleration may be rescinded and annulled if all amounts owing to the trustee and the noteholders have been paid and all defaults and Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Any past default under the indenture and any Event of Default arising therefrom may be waived by the holders of a majority in principal amount of the notes, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on the notes or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of each holder of the notes.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing) with respect to the notes (without regard to any grace period or notice requirements), to give to the holders of the notes notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on the notes, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the notes.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the notes before proceeding to exercise any right or power under the indenture at the request of the holders of the notes. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder of the notes may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on the notes) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the notes, as required under the indenture, (ii) the holders of at least 25% in aggregate principal amount of the notes then outstanding shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and

(iii)    the trustee shall not have instituted such action within 60 days of such request.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under the indenture.

Defeasance and Covenant Defeasance

We may elect either (i) to defease and be discharged from any and all obligations with respect to the notes (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants that are described in the indenture (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the notes to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon either a ruling of the Internal Revenue Service or a change in the applicable United States federal income tax law. We may exercise our defeasance option with respect to the notes notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the notes may not thereafter be accelerated because of an Event of Default.

If we exercise our covenant defeasance option, payment of the notes may not thereafter be accelerated by reference to any covenant from which we are released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Modification and Waiver

Under the indenture, we and the trustee may supplement the indenture without the consent of holders of the notes, among other things:

•	to add Events of Default or to surrender any right or power conferred upon the Company;

•

to add to or change any of the provisions of the indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on the notes; provided that any such action shall not adversely affect the interests of the holders of the notes in any material respect;

•

to evidence the succession of another corporation to the Company, or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in the indenture and the notes;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to secure the notes;

•

to cure any ambiguity or to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision contained in the indenture or to conform the terms of the indenture to the description of the terms of the notes in this prospectus supplement;

•	to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

•	to add guarantors or co-obligors with respect to the notes or to release guarantors from their guarantees of the notes; or

•	to make any change in the notes that does not adversely affect in any material respect the rights of the holders of the notes.

We and the trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of the notes with the consent of the holders of a least a majority in aggregate principal amount of the outstanding notes. However, the indenture requires the consent of each holder of the notes that would be affected by any modification which would:

•

extend the fixed maturity of the notes, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of the notes payable upon acceleration of the maturity thereof;

•	change the currency in which the notes or any premium or interest is payable;

•	impair the right to institute suit for any payment on or with respect to the notes;

•

reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	reduce the requirements contained in the indenture for quorum or voting; or

•	modify any of the above provisions.

The indenture permits the holders of at least a majority in aggregate principal amount of the outstanding notes to waive our compliance with certain covenants contained in the indenture.

Benefits of Indenture

Nothing in the indenture will confer upon or give to any person other than us, the trustee, our and its successors, and the person or persons in whose name the notes are registered in the security register for the notes, any benefit, right, remedy or claim under the indenture.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the internal laws of the State of New York.

Relationship with the Trustee

Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, is the trustee under the indenture. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the indenture.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences to beneficial owners of the notes of the acquisition, ownership, and disposition of the notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

This discussion applies only to beneficial owners that acquire the notes in connection with their initial issuance at their initial offering price and hold the notes as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that might be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, taxpayers that are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account for financial accounting purposes, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States and persons holding the notes as part of a hedging or conversion transaction or a straddle. In addition, this discussion does not address any foreign, state, local or non-income tax consequences to beneficial owners of the notes of the acquisition, ownership or disposition of the notes.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity properly classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) a valid election is in place under applicable U.S. Treasury regulations to treat such trust as a domestic trust.

The term “Non-U.S. Holder” means any beneficial owner of the notes that is not a U.S. Holder and is not a partnership or other entity or arrangement properly classified as a partnership for U.S. federal income tax purposes. For the purposes of this discussion, U.S. Holders and Non-U.S. Holders are referred to collectively as “Holders.”

If a partnership or other entity or arrangement properly classified as a partnership for U.S. federal income tax purposes is a beneficial owner of the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Such partnerships and their partners should consult their own tax advisors about the U.S. federal income and other tax consequences of the acquisition, ownership and disposition of the notes.

This discussion is for general informational purposes only. Holders should consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate or gift tax laws, as well as foreign, state or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Taxation of U.S. Holders

Payments of Interest

We do not intend to issue the notes at a discount that will equal or exceed a de minimis amount of original issue discount (“OID”) (as defined under the applicable U.S. Treasury regulations) and it is assumed for purposes of this discussion that the notes will be issued with less than a de minimis amount of OID for U.S. federal income tax purposes. Accordingly, stated interest on a note beneficially owned by a U.S. Holder will generally be taxable as ordinary income at the time the interest is received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Payment Contingencies

As described above under “Description of the Notes—Optional Redemption,” we may, under certain circumstances, redeem or repurchase the notes before maturity at a premium. Under applicable U.S. Treasury regulations, if, as of the date on which the notes are issued, there is a remote likelihood that a contingency will occur or the contingency is “incidental,” it is assumed that such contingency will not occur, and the contingency is ignored unless and until it occurs. We intend to take the position that the likelihood of a repurchase premium becoming payable on the notes is remote and/or such premium is incidental (within the meaning of applicable U.S. Treasury regulations) as of the issue date, and that, as a result, such additional amounts need not be taken into account unless and until such additional amounts become payable, at which time such additional amounts should be taxable to a U.S. Holder in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Our position will be binding on all U.S. Holders except a U.S. Holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the notes were acquired. There can be no assurance, however, that the Internal Revenue Service (“IRS”) will agree with our position. If our position were successfully challenged by the IRS, the notes could be treated as “contingent payment debt instruments” under the applicable U.S. Treasury regulations and a U.S. Holder could be required to accrue income on the notes in excess of stated interest payments (regardless of the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes) at a rate equal to our “comparable yield,” and to treat as ordinary income, rather than capital gain, any gain recognized on the sale, exchange, redemption, retirement or other disposition of the notes that is taxable for U.S. federal income tax purposes. In the event we pay a repurchase premium, U.S. Holders should consult their own tax advisors regarding the treatment of such amounts.

Sale, Exchange or Redemption of the Notes

Upon the sale, exchange, redemption or other taxable disposition of the notes, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between: (i) the amount realized upon the sale, exchange, redemption or other taxable disposition, other than amounts attributable to accrued and unpaid interest (which will be taxed as ordinary interest income to the extent such interest has not been previously included in taxable income); and (ii) the U.S. Holder’s adjusted tax basis in the notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder’s adjusted tax basis in the notes generally will be its cost for the notes.

The gain or loss that a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if a U.S. Holder has held the notes for more than 12-consecutive months. For non-corporate U.S. Holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. A U.S. Holder should consult its own tax advisor regarding the deductibility of capital losses in its particular circumstances.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which will include all or a portion of their interest income from, and gain from the disposition of, the notes. Any U.S. Holder that is an individual, estate or trust, is urged to consult its own tax advisor regarding the applicability of such tax.

Backup Withholding and Information Reporting

In general, a U.S. Holder that is not an “exempt recipient” will be subject to U.S. federal backup withholding at the applicable rate (currently 24%) with respect to payments on the notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the notes, unless the U.S. Holder provides its taxpayer identification number to the paying agent and certifies, under penalties of perjury, that it is not subject to backup withholding on IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund; provided, however, that the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder that is not an exempt recipient generally will be subject to information reporting requirements.

U.S. Federal Income Taxation of Non-U.S. Holders

Payments of Interest

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on interest paid on the notes so long as:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all of our stock entitled to vote;

•	the Non-U.S. Holder is not a “controlled foreign corporation” that is related to us, actually or by attribution, through stock ownership; and

•

either (i) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN or W-8BEN-E, as appropriate, or a suitable substitute form that it is not a United States person (as defined in the Code), and provides its name and address, and in certain circumstances, its U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and which holds the notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder or another intermediate financial institution, and furnishes to us a copy thereof.

A Non-U.S. Holder that does not qualify for exemption from withholding as described above generally will be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the notes. A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of U.S. withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as appropriate, claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.

As described under “—Effectively Connected Income” below, payments of interest to a Non-U.S. Holder may be subject to U.S. federal income tax if such payments are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

Sale, Exchange or Redemption of the Notes

Generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of the notes (other than amounts attributable to accrued and unpaid interest, which will be treated as described under “ — Payments of Interest” above) will be exempt from U.S. federal income and withholding tax, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year, and certain other conditions are met.

Effectively Connected Income

If interest, gain or other income recognized by a Non-U.S. Holder on the notes is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will not be subject to the withholding tax discussed above under “ — Payments of Interest” if the Non-U.S. Holder provides us with a properly completed and executed IRS Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States), but the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest, gain or other income as if it were a United States person (as defined in the Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is a corporation, it may be subject to an additional 30% (or such lower rate as may be provided for under an applicable income tax treaty) branch profits tax.

Backup Withholding and Information Reporting

We must report annually to the IRS and to a Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the tax withheld from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable income tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other “reportable payments”. Such backup withholding and additional information reporting will not apply to payments on the notes made by us or our paying agent to a Non-U.S. Holder if an IRS Form W-8BEN or W-8BEN-E (as described above under “—Payments of Interest”) is received from the Non-U.S. Holder.

Backup withholding and information reporting generally will not apply to payments of proceeds from the sale or other disposition of the notes made to a Non-U.S. Holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a United States person (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person (as defined in the Code) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of the notes made to a Non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a United States person (as defined in the Code) and satisfies certain other conditions or it otherwise establishes an exemption. An IRS Form W-8BEN or W-8BEN-E, as appropriate (described more fully above under “—Payments of Interest”), may generally be used to satisfy these requirements. Backup withholding is not an additional tax. A Non-U.S. Holder may obtain a refund or credit against its U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders should consult their own tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of any exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”) and regulations promulgated thereunder, payments to certain foreign entities of interest on a debt obligation of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. An intergovernmental agreement between the United States and the applicable foreign country may modify these requirements. You should consult your tax advisor regarding the possible effect of this withholding tax on your investment in the notes.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a Holder’s particular situation. Prospective purchasers of the notes should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in the underwriting agreement among us and the underwriters, dated November 16, 2021, the underwriters named below have severally agreed to purchase and we have agreed to sell to them, the respective principal amount of the notes set forth opposite their respective names below:

Underwriter	Principal Amount of the Notes
Wells Fargo Securities, LLC	$162,000,000
Citigroup Global Markets Inc.	$132,000,000
J.P. Morgan Securities LLC	$132,000,000
BNY Mellon Capital Markets, LLC	43,500,000
Goldman Sachs & Co. LLC	43,500,000
RBC Capital Markets, LLC	43,500,000
Scotia Capital (USA) Inc.	43,500,000

Total	$600,000,000

The underwriters have agreed to purchase the notes at an initial public offering price equal to 99.550% of the principal amount of the notes, less a total underwriting discount of $3,900,000, for a total purchase price of $593,400,000.

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all the notes if any are taken.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the underwriters may be required to make in respect thereof.

The underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to dealers at that price less a concession not in excess of 0.400% of the principal amount of the notes. The underwriters may allow, and such dealers may re-allow, a discount not in excess of 0.250% of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate the expenses of this offering, not including the underwriting discount, to be approximately $1,402,271. These expenses are payable by us.

The notes are a new issue of securities with no established trading market. We have not applied for and do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position with respect to the notes in connection with the offering, i.e., if they sell more of the notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing notes in this offering, if the underwriters repurchase previously distributed notes in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters or their respective affiliates have provided and may in the future continue to provide commercial and investment banking and other financial services for us and our affiliates in the ordinary course of business, for which they received and may continue to receive customary fees and commissions.

To the extent any of the underwriters or their affiliates hold positions in the 2022 Notes, upon application of net proceeds of this offering to redeem all of the 2022 Notes, such underwriters or affiliates may receive a portion of the net proceeds of this offering.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

T+3 Settlement

We expect that delivery of the notes will be made to investors on or about the delivery date specified on the cover page of this prospectus supplement, which will be the third (3rd) business day following the date of this prospectus supplement (such settlement being referred to as T+3). Under Rule 15c6-1 under the Exchange Act trades in the secondary markets generally are required to settle in two (2) business days (T+2), unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Conflicts of Interest

Certain of the underwriters or their affiliates may be holders of a portion of the 2022 Notes. In addition, Wells Fargo Securities, LLC serves as the sole lead arranger and sole bookrunner, and an affiliate of Wells Fargo Securities, LLC serves as the administrative agent and a lender, under our revolving credit facility. As a result of our intention to use the net proceeds from this offering to redeem the 2022 Notes and repay the borrowings outstanding under our revolving credit facility, at least 5% of the net proceeds of this offering will be directed to one or more of the underwriters or their affiliates in their capacities as holders, arrangers, lenders or agents. The receipt of at least 5% of the net proceeds of this offering by any underwriter or its affiliates would be considered a “conflict of interest” under FINRA Rule 5121. As such, this offering is being conducted in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Pursuant to Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering as the securities offered are expected to be investment-grade rated.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared. Offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the EUWA or (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

Each underwriter (a) may only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, qualified investors (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Hong Kong

None of the underwriters or any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, the notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in this document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in their possession for the purposes of issue, or will issue or have in their possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

WARNING. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and the underwriters will not offer or sell any of the notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

LEGAL MATTERS

The validity of the notes will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia. The underwriters are being represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Primerica, Inc. and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Primerica.

We have filed a registration statement on Form S-3 (No. 333-230004) under the Securities Act with the SEC pursuant to which the notes are being offered by this prospectus supplement and the accompanying prospectus. Neither this prospectus supplement nor the accompanying prospectus contains all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection as described above.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and information filed with the SEC subsequent to this prospectus supplement and prior to the termination of this offering will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•

Annual Report on Form 10-K for the year ended December 31, 2020, filed March  1, 2021 (including the portions of the Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Stockholders, filed March 31, 2021, that are incorporated by reference into such annual report);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed on May 6, 2021, August 6, 2021 and November 9, 2021, respectively; and

•	Current Reports on Form 8-K filed April 19, 2021, May 13, 2021, June 24, 2021 and July 1, 2021.

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date all of the notes offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K (and exhibits filed under Item 9.01 of Form 8-K relating to such information), which is not deemed filed and which is not incorporated by reference into this prospectus supplement or the accompanying prospectus. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing of those documents.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing or telephoning us at:

Primerica, Inc.

1 Primerica Parkway

Duluth, Georgia 30099

Attention: Investor Relations

(770) 381-1000

You may also access the documents incorporated by reference into this prospectus supplement and the accompanying prospectus through our website at www.primerica.com. This reference to our website is an inactive textual reference only and is not a hyperlink. Except for these specific incorporated documents, the contents of our website are not part of this prospectus supplement or the accompanying prospectus, and you should not consider the contents of our website in making an investment decision with respect to the notes.

PROSPECTUS

Primerica, Inc.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

and

Stock Purchase Units

We may offer, issue and sell, together or separately, from time to time:

•	debt securities, which may be senior, subordinated or junior subordinated debt securities;

•	shares of our preferred stock;

•	shares of our common stock, which may be issued in a series of voting common stock or a series of non-voting common stock;

•	depositary shares representing an interest in our preferred stock;

•	warrants to purchase our debt securities, shares of our preferred stock, shares of our common stock, depositary shares or securities of third parties or other rights;

•	stock purchase contracts to purchase shares of our common stock or other securities; and

•

stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific terms of any offering and the offered securities in one or more supplements to this prospectus at the time of offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in such documents, carefully before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see the section entitled “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “PRI.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See the section entitled “Risk Factors” on page 2 of this prospectus and in the applicable prospectus supplement and in the “Risk Factors” section of our filings with the Securities and Exchange Commission before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of any of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2019.

The states in which our insurance subsidiaries are domiciled have laws which require regulatory approval for the acquisition of “control” of insurance companies. Under these laws, there exists a presumption of “control” when an acquiring party acquires 10% or more of the voting securities of an insurance company or of a company which itself controls an insurance company. Therefore, any person acquiring 10% or more of our outstanding common stock would need the prior approval of the state insurance regulators of these states or a determination from such regulators that “control” has not been acquired.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We urge you to read both this prospectus and any applicable prospectus supplement and any other applicable offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described in the section entitled “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement or free writing prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

All references to “we”, “us”, “our”, the “company” or “Primerica” in this prospectus are to Primerica, Inc. and its consolidated subsidiaries, unless the context requires otherwise.

i

FORWARD-LOOKING STATEMENTS

Investors are cautioned that certain statements contained in this prospectus are “forward-looking” statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “anticipate”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions, or future conditional verbs such as “may”, “will”, “should”, “would”, and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries are also forward-looking statements. These forward-looking statements contained in this prospectus are based upon information available to us on the date of this prospectus. These forward-looking statements involve external risks and uncertainties, including those described under the section entitled “Risk Factors” in this prospectus and elsewhere in this prospectus, our reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any prospectus supplement.

Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond the control of our management team. All forward-looking statements in this prospectus and documents incorporated by reference into this prospectus and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these risks and uncertainties. Accordingly, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in any forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in such statements. We undertake no obligation to publicly update or revise any forward-looking statement after we distribute this prospectus, whether as a result of new information, future events or otherwise, except as otherwise required by law.

ii

PRIMERICA, INC.

We are a leading provider of financial products to middle income households in the United States and Canada with 130,736 licensed sales representatives as of December 31, 2018. This network of independent contractor sales representatives (“sales representatives”) assists our clients in meeting their needs for term life insurance, which we underwrite, and mutual funds, annuities, managed investments and other financial products, which we distribute primarily on behalf of third parties. We insured approximately five million lives and had over two million client investment accounts as of December 31, 2018. Our distribution model uniquely positions us to reach underserved middle-income consumers in a cost-effective manner and has proven itself in both favorable and challenging economic environments.

Our mission is to serve middle-income families by helping them make informed financial decisions and providing them with a strategy and tools to gain financial independence. Our distribution model is designed to:

•

Address our clients’ financial needs. Licensed sales representatives primarily use our proprietary financial needs analysis tool and an educational approach to demonstrate how our product offerings can assist clients to provide financial protection for their families, save for their retirement and other needs, and manage their debt. Typically, our clients are the friends, family members and personal acquaintances of sales representatives. Meetings are generally held in informal, face-to-face settings, usually in the clients’ homes.

•

Provide a business opportunity. We provide an entrepreneurial business opportunity for individuals to distribute financial products. Low entry fees as well as the ability to select their own schedules and time commitments allow sales representatives to supplement their income by starting their own independent businesses without leaving their current jobs. Our unique compensation structure, technology, sales support and back-office processing are designed to enable sales representatives to successfully grow their independent businesses.

Our principal executive offices are located at 1 Primerica Parkway, Duluth, Georgia 30099, and our telephone number is (770) 381-1000. Our website address is www.primerica.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any applicable prospectus supplement or other applicable offering materials, you should carefully consider the risk factors described in the section entitled “Risk Factors” in (i) any prospectus supplement, (ii) our most recent Annual Report on Form 10-K, and (iii) any Quarterly Reports on Form 10-Q filed by us subsequent to such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement in its entirety (other than documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K), and as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information” in this prospectus. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Moreover, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations and financial condition.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including the financing of our operations, stock repurchases, payment of dividends, the repayment or refinancing of outstanding indebtedness and the financing of acquisitions. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and anticipated needs of our business. As a result, unless otherwise indicated in any prospectus supplement, our management will have broad discretion over the use of the net proceeds. The net proceeds may be invested temporarily until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus, together with the applicable prospectus supplements, will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible. We may issue debt securities in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement (and the extent, if any, to which these general provisions may apply to the debt securities) will be described in the applicable prospectus supplement. Our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be identified in the applicable prospectus supplement. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “TIA”). You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and indenture supplement, if any, in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as which the securities are dated if other than the date of original issuance;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the company can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of U.S. $2,000 and any integral multiples in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following information describes our common stock and preferred stock, as well as certain provisions of our certificate of incorporation and by-laws and relevant sections of the Delaware General Corporation Law (the “DGCL”), and is only a summary. You should refer to our amended and restated certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, composed of a series of voting common stock and a series of non-voting common stock, and 10,000,000 shares of preferred stock, par value $0.01 per share. As of January 31, 2019, we had 42,582,850 shares of voting common stock outstanding and no shares of non-voting common stock or preferred stock outstanding.

Common Stock. Holders of our voting common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of our non-voting common stock are not entitled to vote on any matter, except as required by law or to amend, alter or repeal the provisions of the certificate of incorporation providing for the preferences, limitations and rights of the non-voting common stock. Holders of our voting common stock and non-voting common stock rank equally with respect to payment of dividends, as may be declared by our board of directors out of funds legally available for the payment of those dividends. Upon the liquidation, dissolution or winding up of our company, the holders of our voting common stock and non-voting common stock will rank equally and will be entitled to receive their ratable share of our net assets available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of our voting common stock and non-voting common stock have no preemptive, subscription or redemption rights. Any share of non-voting common stock may be converted at the election of its holder into one share of voting common stock at any time. Upon the transfer of any shares of non-voting common stock to a non-affiliate of the holder, the shares of non-voting common stock so transferred shall automatically be converted into an equal number of shares of voting common stock. The outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock. Our board of directors has the authority, without any further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the preferences, limitations and rights of the shares of each series, including:

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption and liquidation preferences; and

•	the number of shares constituting each series.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and By-laws and of Delaware Law

The rights of our stockholders and related matters are governed by the DGCL, our certificate of incorporation and by-laws, certain provisions of which may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest by means of a tender offer or proxy contest or removal of our incumbent officers or directors. These provisions may also adversely affect prevailing market prices for our common stock. However, we believe that these provisions will discourage coercive takeover practices and inadequate takeover bids and will encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We further believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal outweigh the disadvantage of discouraging those proposals and that negotiation of an unsolicited proposal could result in an improvement of its terms.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation permits stockholders to take action by the written consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, stockholders will only be able to take action at an annual or special meeting called in accordance with our by-laws.

Our by-laws provide that special meetings of stockholders may only be called by:

•	the chairman of the board;

•	the chief executive officer; or

•

by request in writing of the board of directors or of a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings.

Advance Notice Requirements for Stockholder Proposals Related to Director Nominations

Our by-laws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after that anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Stockholder nominations for the election of directors at a special meeting at which directors are elected must be received by our corporate secretary no later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

A stockholders’ notice to our corporate secretary must be in proper written form and must set forth certain information related to the stockholder giving the notice and to the beneficial owner, if any, on whose behalf the nomination is being made, including:

•	the name and record address of that stockholder;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that stockholder;

•	a description of all arrangements or understandings between that stockholder and any other person in connection with the nomination and any material interest of that stockholder in the nomination;

•	information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest;

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a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring that nomination before the meeting; and

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any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to the Exchange Act;

and, as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business and residence address, and the principal occupation and employment of the person;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by the person;

•	information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest; and

•

any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to the Exchange Act.

The stockholder providing the notice is required to update and supplement such notice as of the record date of the meeting.

Advance Notice Requirements for Other Stockholder Proposals

Our by-laws contain advance notice procedures with regard to stockholder proposals not related to nominations. These notice procedures, in the case of an annual meeting of stockholders, mirror the notice requirements for stockholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by our corporate secretary. In the case of a special meeting, notice of other stockholder proposals must be received by our corporate secretary not less than 90 days prior to the date that meeting is proposed to be held.

A stockholders’ notice to our corporate secretary must be in proper written form and must set forth, as to each matter that the stockholder proposes to bring before the meeting:

•	a description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the name and record address of that stockholder and of the beneficial owner, if any;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that stockholder or by the beneficial owner, if any;

•

a description of all arrangements or understandings between that stockholder or any beneficial owner and any other person in connection with the proposal of that business and any material interest of that stockholder in that business;

•	information as to derivatives, swaps, options, short positions, stock borrowing or lending and transactions or arrangements that increase or decrease voting power or pecuniary interest;

•

a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring that business before the meeting; and

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any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for the proposed business to be brought by such stockholder pursuant to the Exchange Act.

The stockholder providing the notice is required to update and supplement such notice as of the record date of the meeting.

Stockholder Proxy Access

Our by-laws contain provisions permitting a stockholder, or a group of up to 20 stockholders, owning three percent or more of our outstanding common stock continuously for at least three years, to nominate and include in our annual meeting proxy materials directors constituting up to the greater of two individuals or 20% of the board of directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in our by-laws. Pursuant to such provisions, the nominating stockholder(s) must, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that we mailed our proxy statement for the prior year’s annual meeting of stockholders, submit to our corporate secretary certain information and documents described in our by-laws. However, if our annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, such information and documents must be submitted by the later of the close of business on the date that is 180 days prior to the annual meeting date or the tenth day following the date the annual meeting date is first publicly announced or disclosed.

Anti-Takeover Legislation

As a Delaware corporation, we are subject to the restrictions under Section 203 of the DGCL (“Section 203”) regarding corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time such transaction commenced, excluding, for purposes of determining the number of shares outstanding, (i) shares owned by persons who are directors and also officers of the corporation and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not wholly owned by the interested stockholder.

In this context, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status owned, 15% or more of a corporation’s outstanding voting stock.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We have not elected to “opt out” of Section 203. However, subject to certain restrictions, we may elect to “opt out” of Section 203 by an amendment to our certificate of incorporation or by-laws.

Undesignated Preferred Stock

The authority possessed by our board of directors to issue preferred stock with voting or other rights or preferences could be potentially used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The provision in our certificate of incorporation authorizing such preferred stock may have the effect of deferring hostile takeovers or delaying changes of control of our management.

Insurance Regulations Concerning Change of Control

Many state insurance regulatory laws intended primarily for the protection of policyholders contain provisions that require advance approval by state agencies of any change in control of an insurance company or insurance holding company that is domiciled or, in some cases, having such substantial business that it is deemed to be commercially domiciled in that state. Moreover, under Canadian federal insurance law, the consent of the Minister of Finance is required in order for anyone to acquire direct or indirect control, including control in fact, of an insurance company, or to acquire, directly or through any controlled entity or entities, a significant interest (i.e., more than 10%) of any class of its shares.

Limitation of Liability of Directors

Our certificate of incorporation provides that none of our directors shall be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL. The effect of this provision is to eliminate our rights, and our stockholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director. This provision does not limit or eliminate our right, or the right of any stockholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. These provisions will not alter the liability of directors under federal or state securities laws. Our certificate of incorporation also includes provisions for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the DGCL. Further, we have entered into indemnification agreements with our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer and to advance to them expenses, subject to reimbursement to us if it is determined that they are not entitled to indemnification. We also have obtained director and officer liability insurance.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “PRI.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock and non-voting common stock is Computershare, Inc.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

At our option, we may elect to offer depositary shares representing receipts for fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to such record holders.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into other preference shares or has been exchanged for debt securities; or

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there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with the holders of the warrants. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines the rights of a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. This summary is subject to and qualified by reference to the description of the particular terms of your series of warrants described in the applicable prospectus supplement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•	the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related securities will be separately transferable;

•	the date on which the right to exercise the debt warrants commences, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time; whether the debt warrants are issued in registered or bearer form;

•	information with respect to book entry procedures, if any;

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if applicable, a discussion of material United States federal income tax considerations; any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants; and

•	the terms of the securities that may be purchased upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing debt warrants will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•	the securities, which may include preferred stock or common stock, for which the warrants may be exercised;

•	the aggregate number of the warrants;

•	the number of securities that may be purchased upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the date on which the right to exercise the warrants commences and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if applicable, a discussion of material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. Certificates representing warrants will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise, the holder of warrants will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that may be purchased for cash upon exercise of a warrant, and the exercise price. Warrants may be exercised as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Enforcement

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against us to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus and the applicable prospectus supplement (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus and the applicable prospectus supplement, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus and the applicable prospectus supplement directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based, in whole or in part, on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedules of Primerica, Inc. and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information with respect to us and the securities being offered, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in the prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or otherwise filed with the SEC, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document is qualified in all respects by reference to the contract or document to which it refers. In addition, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website and, as soon as reasonably practicable after such filings are made with the SEC at our website address (www.primerica.com). The content of our website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that (i) we can disclose important information to you by referring you to such information in documents we have filed with the SEC and (ii) such information is considered part of this prospectus. The following documents are incorporated by reference into this prospectus (other than, in each case, documents or information deemed furnished and not filed in accordance with the SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K, and no such information shall be deemed specifically incorporated by reference herein or in any accompanying prospectus supplement):

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 26, 2019;

•

The information contained in our Definitive Proxy Statement on Schedule 14A, filed on April 5, 2018, and specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 26, 2018; and

•

The description of our common stock which is contained in a registration statement on Form 8-A filed on March 30, 2010 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules) shall be deemed to be incorporated by reference into this prospectus. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed. Nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, upon written or oral request and at no cost to the requestor. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write:

Primerica, Inc.

1 Primerica Parkway

Duluth, GA 30099

Attention: Investor Relations

Tel: (770) 381-1000

$600,000,000

Primerica, Inc.

2.800% Senior Notes due 2031

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities	Citigroup	J.P. Morgan

BNY Mellon Capital Markets, LLC	Goldman Sachs & Co. LLC	RBC Capital Markets	Scotiabank

November 16, 2021